UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2013

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32367	80-0000545
(Commission File Number)	(IRS Employer Identification No.)

1099 18 Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2013, Kurt M. Reinecke resigned as Executive Vice President—Exploration of Bill Barrett Corporation (the “Company”). In connection with Mr. Reinecke’s resignation, the Company anticipates that it will enter into a separation agreement with Mr. Reinecke. The terms of such separation agreement, once finalized, will be described in a subsequent Current Report on Form 8-K. The Compensation Committee of the Board of Directors is receiving advice from Meridian Compensation Partners, LLC, an independent compensation consultant, in reaching its determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BILL BARRETT CORPORATION

Dated: January 14, 2013

	By:	/s/ Francis B. Barron
Francis B. Barron
Executive Vice President — General Counsel and Secretary